Exhibit 10.7

Special notification

1. This contract is formulated in accordance with the provisions of the Contract Law of the People’s Republic of China, the Regulations of Shanghai Municipality on Housing Leasing and the model of Shanghai housing lease contract formulated by the relevant administrative departments of the Shanghai Municipal Government.

2. Before the signing of this contract, the leaser shall show the real estate right certificate or other ownership certificates to the lessee, and submit the relevant identity certificates for mutual examination.

3. Before signing this contract, the parties should read it carefully and carefully understand the content of each clause.

4. If the lease relationship in this contract is represented or intermediary by the agency, the parties shall require the agency and the broker to seal and sign on the last page of this contract.

Shanghai International Building Co., Ltd.

Lease contract

(Contract No.: 1802 / 21013)

Lessor (Party A): Shanghai International Building Co., Ltd.

Lessee (Party B): Shanghai Jingyue Trading Co., Ltd.

In accordance with the Contract Law of the People’s Republic of China and the Regulations of Shanghai Municipality on Office Lease, Party A, Party B, on the basis of equality, voluntary, fairness and good faith, enter into this Contract concerning party B’s lease of the premises that can be leased by Party A according to law.

1. Rental situation

1-1 The premises leased by Party A to Party B are located in Room 1802, 18 Floor, No.511, Weihai Road, Jing’an District, Shanghai. The measured construction area of the house is 125.77 square meters, the purpose of the house is office, the house type is foreign office building, and the structure is reinforced concrete. The plan of the house is shown in Annex 1 of this contract, and Party A has presented the real estate right certificate to Party B.

1-2 Party A, as the real estate right holder of the premises, establishes a lease relationship with Party B, and Party A hires Shanghai New Century Real Estate Service Co., Ltd. as the property management unit of Shanghai International Building Co., Ltd..

1-3 The use scope, conditions and requirements of the public or shared parts of the premises: the existing decoration, ancillary facilities, equipment status and the contents and standards agreed by Party A to decorate and add the ancillary facilities shall be listed by Party A and Party B in Appendix II and supplementary terms of the contract respectively. Party A and Party B agree that the appendix and supplementary terms shall be used as the acceptance basis for party A to deliver the premises to Party B and for Party B to return the premises to Party A upon the termination of this Contract.

2. Lease purposes

2-1 Party B promises to Party A that the lease of the premises is used for office purposes and complies with the national and municipal regulations on the use of the premises and property management.

2-2 Party B warrants that during the lease term, the agreed use shall not be changed without the written consent of Party A and the approval of relevant departments according to the provisions.

3. Delivery date and lease term

3-1 Party A and Party B agree that Party A shall deliver the premises to Party B before July 16,2021. The lease term is from August 16, 2021 to February 24, 2023. Among them, the decoration rent-free period is from July 16, 2021 to August 15, 2021.

3-2 Without the unanimous consent of both parties, neither party shall terminate this Contract in advance.

3-3 Upon the expiration of the lease term, Party A has the right to take back the premises, and Party B shall return the premises as scheduled. If Party B needs to continue to lease the premises, it shall submit a written request to Party A to renew the lease two months before the expiration of the lease term, and sign a new lease contract after party A’s consent.

4. Rent and property management fees

4-1 Party A and Party B agree that:

During the rent-free period of decoration, in addition to the rent, Party B shall pay the property management fee, parking fee (if any), water fee (if any), electricity fee and other expenses related to the premises.

In the first year, from August 16, 2021 to August 15, 2022, the daily rent of the premises is RMB 7 and the monthly rent is RMB 26,779; the daily property management fee per square meter is RMB 1.10, and the monthly property management fee is RMB 4,208. The total monthly expenses of the above two items are RMB 30,987 yuan.

In the following year, from August 16,2022 to February 24,2023, the daily rent of the premises is RMB 7.10 and the monthly rent is RMB 27,161; the daily property management fee per square meter is RMB 1.10 and the monthly property management fee is RMB 4,208. The total monthly expenses of the above two items are RMB 31,369 yuan.

4-2 Party B shall pay to Party A the rent and property management fee of RMB 2,214 before July 16,2021, and pay the rent and property management fee to Party A before the 5th day of each month (the national holidays will be postponed). If Party B delays in paying payment, it shall be liable for breach of contract.

5. Deposit and other expenses

5-1 Party A and Party B agree that, within three working days from the date of signing this Contract, Party B shall pay the lease deposit to Party A, which is 3 months of rent and property management fee, totaling RMB 92,961.

Party A shall issue the payment voucher to Party B after collecting the deposit. If Party B fails to pay the deposit within the time limit specified in the contract, this contract will not take effect, and Party A has the right to lease the leased premises again.

During the performance of this Contract, without the written consent of Party A, Party B shall not offset the deposit against rent and other expenses, nor shall it mortgage or transfer the deposit to a third party or use it for other purposes.

Upon the termination of this Contract, Party B shall return the leased premises to Party A and, after settling the payment payable, refund the deposit to the property management department of the building with the original deposit receipt certificate. Party A shall, within seven working days, deduct the expenses to be borne by Party B, and the remaining part shall be returned to Party B without interest.

5-2 During the lease term, the expenses of water, electricity, communication, parking, mailbox and facilities incurred by using the premises shall be borne by Party B and paid to the property management department or relevant departments.

Party A shall provide Party B with a non-fixed parking space. The use fee for parking space is RMB / yuan per month (including; parking rental / yuan, parking management fee / RMB), a total of RMB /.

Party B shall be liable for the electricity charges calculated according to the actual amount of electricity consumption measured by the electricity meter or the apportionment of the floor area.

5-3 During the lease term, if Party B decorates and transforms the leased premises, it shall go through relevant procedures with the property management department of the building with the lease contract and pay party A the deposit for the original restoration of the leased premises to the original state.

6. Payment method and bank account number

6-1 Payment is generally made by check or bank transfer.

6-2 Rent and margin collection Bank account number:

Shanghai International Building Co., Ltd

999018200310806

China Merchants Bank Shanghai Branch Business Department

6-3 Property management fee collection bank account number:

Shanghai New Century Real Estate Service Co., Ltd

31001537100050011465

CCB Weihai Road Sub-branch

7, the housing use requirements and maintenance responsibility

7-1 During the lease term, if Party B finds any damage or failure of the premises and its ancillary facilities, it shall timely notify Party A to repair it as provided by Party A. Party A shall repair on site within 1 hour after receiving the notice from Party B. If the repair fails to repair within 3 days, Party B may repair the repair on behalf of Party A with the written consent of Party A at party A’s expense.

7-2 During the lease term, Party B shall reasonably use and take good care of the premises and its attached facilities. If the premises and ancillary facilities are damaged or faulty due to improper or unreasonable use by Party B, Party B shall be responsible for maintenance. Party A may repair on behalf of Party B to undertake.

7-3 During the lease term, Party A shall guarantee that the premises and its attached facilities are in normal use and safe state. Party A shall notify Party B in advance of the inspection and maintenance of the premises. Party B shall cooperate during the inspection and maintenance. Party A shall reduce the impact on Party B’s use of the premises.

7-4 If Party B needs to decorate or add ancillary facilities and equipment, it shall obtain the written consent of Party A in advance and submit for approval or record according to the relevant regulations of Shanghai authorities. It shall be so only after obtaining approval or consent. If the ancillary facilities and equipment added by Party B belong to Party B, party B shall be responsible for the daily maintenance by itself.

7-5 If Party B has redecorated or changed the original facilities of the leased premises, Party B shall renew the leased premises before the termination of the Contract, unless Party A thinks it is not necessary to restore the original state or agrees with Party B not to restore the original state

The restoration expenses shall be borne by Party B. If party A recovers the recovery on behalf of Party B, it can be deducted from party B’s original deposit and lease deposit, and the insufficient part shall be made up by Party B. If any, the rest shall be returned to Party B without interest.

8. Return of the leased house

8-1 Unless Party A agrees to Party B to renew the lease, Party B shall return the premises within the expiration date of the lease term. In case of overdue returning the premises without party A’s consent, Party B shall pay party A the usage fee at twice of the original rent and property management fee of the premises for each one day overdue.

8-2 Party B shall return the premises in the condition of normal use. When returning, all the keys shall be returned to Party A, and party A shall accept the current situation of the premises and settle the expenses payable by each other.

8-3 if this contract is terminated (including the early termination of this contract) or this contract terminated by party b default, party b fails to return the premises to party a according to the provisions of this contract, party b agrees that party a has the right to handle all the remaining items in the house, and for the removal, cleaning, handling of the remaining items, at the same time, party a has the right to recover the premises, to lease.

9. Sublease

9-1 During the lease term, Party B shall obtain the written consent of Party A before sublet part or all of the premises to others.

10. Conditions for the termination and rescission of this Contract

10-1 The contract shall automatically terminate upon expiration of the lease term or other termination as agreed herein.

Both parties agree that during the lease term, this Contract shall be terminated and both parties shall not be liable to each other:

(1) The right to use the land within the scope of use of the house is recovered in advance according to law;

(2) the house is requisitioned according to law due to social and public interests;

(3) the house has been included in the scope of the house demolition and removal permit according to law due to the need of urban construction;

(4) the house is damaged, lost or is identified as a dangerous house;

10-2 Both parties agree that under any of the following circumstances, either party shall be deemed to breach the contract and be liable for such breach, and the other party may terminate this Contract with a written notice to either Party:

(1) Party A fails to deliver the premises on time and fails to deliver the premises within 5 days after being urged by Party B;

(2) The premises delivered by Party A do not conform to the provisions of this contract, resulting in the purpose of the lease; or the premises delivered by Party A is defective and endangers the safety of Party B;

(3) Party B changes the use of the premises without the written consent of Party A;

(4) The main structure of the premises is damaged due to Party B;

(5) Party B sublets the premises, transfers the right to lease the premises or exchanges the premises with others without authorization;

(VI) Party B fails to pay the rent or the property management fee for more than 15 days later;

11. Liability for breach of contract

11-1 Party A and Party B agree that the liquidated damages are three months’ rent and property management fee.

11-2 If either party violates clause 10-2 hereof, it shall pay the other party; if the liquidated damages paid are insufficient to offset the losses of the other party, it shall compensate the difference between the losses caused and the liquidated damages.

11-3 During the lease term, if Party A fails to timely perform the maintenance and maintenance responsibilities agreed herein, resulting in damage to the premises and property loss or personal injury to Party B, Party A shall compensate Party B for the direct economic losses.

11-4 During the lease term, if Party A terminates this Contract without authorization and takes back the premises in advance, Party A shall pay liquidated damages to Party B.

11-5 If Party B does not decorate the premises or add ancillary facilities without the written consent of Party A or beyond party A’s written consent, Party A may require Party B to restore the premises to its original state or compensate for the losses.

11-6 During the lease term, if Party B withdraws the lease without authorization specified in this Contract, Party B shall pay liquidated damages to Party A. Party A may deduct the deposit from the lease deposit and the deposit for restoring the original state, and the insufficient part of the deposit shall be paid separately by Party B.

11-7 During the lease term, if Party B delays in paying the rent, property management fee and other due fees due to Party A, Party B shall pay RMB 5% of the overdue amount per day (0.05%) as a late fee, which shall be calculated from the first day of overdue payment until party B pays all the due amount payable. If Party B owes within 15 days. If Party B owes over 15 days, Party B shall pay late fees to Party A, and Party A shall terminate this Contract, stop water, electricity and other services, and take other legal measures. Party B shall bear all the consequences and expenses incurred. Party B shall seize and dispose of the arrears. Party A has the right to recover from Party B.

12. Other terms and conditions

12-1 Party A entrusts the property management department of the building to collect all the fees involved in this Contract on behalf of Party A.

12-2 During the lease term, Party A shall not be liable for any loss or damage caused by Party B when using the premises due to the following circumstances, but Party A shall try its best to assist Party B in dealing with relevant matters:

(1) the loss or damage caused by any force majeure factor such as natural disasters;

(2) the interruption of water, electricity and communication supplies caused by municipal construction needs or external accidents in the area where the building is located;

(3) the interruption of water, electricity and communication caused by the normal maintenance and repair of the building;

(4) Loss or damage caused by other tenants to Party B;

(5) in case of emergency (the emergency is enough to affect the interests of both parties and security), if during office hours, party a accompanied by party B personnel into the premises, but in the office hours or unable to contact party b, party a or its authorized representative can enter the premises without prior notice, party a does not need to bear any responsibility and compensation, but party a need to explain the situation to party B.

12-3 If Party A knows of Party B’s breach of contract and accepts the rent or other fees, it shall not be deemed to have waived the right to pursue Party B’s breach of contract. If Party A waives any right stipulated in the terms hereof, party A’s written signature shall prevail.

12-4 If Party B has to register and record this lease contract with Shanghai Jing’an District Real Estate Trading Center for business needs, Party A may assist in handling the lease contract, and Party B shall bear all expenses incurred thereby.

Upon expiration of the lease term or the early termination of the Contract, Party B shall assist Party A to go through the registration procedures of the lease Contract. If Party B fails to perform such obligation, the property management department of the building may issue a certificate, and Party A may unilaterally cancel the registration and filing procedures of the lease contract. Party B has no objection to the above agreement and shall bear all the legal liabilities and economic losses caused thereby.

12-5 If Party B first signs the contract to register the company or office in its own name, it shall complete the registration procedures within three months; Meanwhile, it shall go to the leasing department with the business license. If the contract is not overdue, the contract shall be automatically terminated and Party B shall be liable for breach of contract.

12-6 Party B shall not request to terminate the contract because all or part of the ownership of the premises is transferred or the claims is established.

12-7 Party B agrees that Party A shall lead other customers to see the house within a reasonable time three months prior to the termination of this Contract, except that party A and Party B have reached an agreement on the renewal of the premises.

12-8 the rental housing property management department of the Shanghai international building customer handbook is a part of this contract, party b has in signing this contract, to this, rental housing property management department and sign for, party b has strictly abided by the provisions of the Shanghai international building customer handbook obligations, party b if any behavior will be regarded as a breach of this contract.

12-9 Contact person of Party B:

ID card No:

Domestic contact address:

Domestic contact phone number:

Party B confirms that the leased premises shall be the place of service of Party A, and the letters and documents of party A and Party B shall be delivered by mail or receipt. If the letter from Party A cannot be delivered to Party B by mail or signed, the letter sent by Party A shall be postmark or posted at the gate of the leased premises of Party B and shall be deemed to have been delivered to Party B.

12-10 The relevant terms of this Contract and other matters not covered herein shall be agreed upon by both parties through negotiation, and the conclusion of a written supplementary agreement shall prevail. The supplementary terms or supplementary agreement and its annexes shall be an integral part of this Contract, and the words filled in in the blanks in the supplementary terms and supplementary agreements and the appendix shall have the same effect as the printed words.

12-11 When signing this Contract, party A and Party B shall clearly understand their respective rights, obligations and responsibilities, and are willing to strictly implement the provisions of this contract. If either party breaches this Contract, the other party shall have the right to claim compensation according to this Contract.

12-12 Any dispute arising from the performance of this Contract shall be settled through negotiation; If the negotiation fails, both parties may make a decision with the Jing ‘an District People’s Court of Shanghai.

12-13 This contract shall come into force upon being signed or sealed by both parties and receiving the lease deposit paid by Party B.

12-14 This Contract and its supplementary terms and annexes are made in quadruplicate. Party A shall hold two copies each, each having the same effect.